UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
August 15, 2013
Date of Report (Date of earliest event reported)

Rentrak Corporation
(Exact name of Registrant as specified in its charter)

Oregon	000-15159	93-0780536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7700 NE Ambassador Place
Portland, Oregon 97220
(Address of Principal Executive Offices and Zip Code)
503-284-7581
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
The annual meeting of shareholders of Rentrak Corporation (the “Company”) was held on Thursday, August 15, 2013, in Portland, Oregon. Shareholders representing 9,922,940 shares, or 83.44% of the outstanding shares as of the June 18, 2013 record date, were present in person or were represented at the meeting by proxy. The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows.
Proposal 1: Election of Directors
Each of the seven nominees for director was elected, and the voting results are set forth below:

Nominee	For	Withheld	Broker Non-Votes
William Engel	6,280,244	350,151	3,292,545
Richard Hochhauser	6,548,922	81,473	3,292,545
William Livek	6,560,322	70,073	3,292,545
Anne MacDonald	6,560,322	70,073	3,292,545
Martin O’Connor	6,560,322	70,073	3,292,545
Brent Rosenthal	6,560,322	70,073	3,292,545
Ralph Shaw	6,544,635	85,760	3,292,545
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The ratification of the appointment of Grant Thornton LLP was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
9,900,377	10,843	11,720	—
Proposal 3: Advisory Approval of Named Executive Officer Compensation
The proposal to approve, as an advisory vote, the compensation of the Company’s named executive officers was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
5,711,899	535,975	382,521	3,292,545

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 16, 2013

RENTRAK CORPORATION

By:	/s/ David I. Chemerow
Name:	David I. Chemerow
Title:	Chief Operating Officer, Chief Financial Officer and Secretary